EXHIBIT 10.5

MASTER TRANSACTION TERMS

Prepared For: Nuburu, Inc.

October 01, 2024

(3 Phases of Financing)

MASTER TRANSACTION TERMS

These Master Transaction terms (the "Agreement") are agreed and entered into on this 1st day of October, 2024, by and between Nuburu Inc., a Delaware corporation (the "Company"), and Liqueous LP, a Delaware limited partnership (the "Investor").

RECITALS

WHEREAS, the Company and the Investor desire to establish a strategic financing framework, leveraging pre-existing contracts to secure growth capital for the Company;

WHEREAS, the parties aim to enter into a comprehensive agreement to execute a series of structured financing instruments, including PIPEs, Notes, and an Equity Line of Credit ("ELOC");

WHEREAS, this Agreement reflects the strategic roadmap outlined in the Term Sheet dated September 3, 2024, as well as subsequent negotiations and revisions;

NOW, THEREFORE, in consideration of the representations, warranties, and conditions set forth below, the Company and Investor agree as follows:

Phase 1

1.
Instruments of Capitalization

1.1.
$3,000,000 PIPE Financing
1.1.1
Closing Date: Within 5 business days of signing this Agreement.
1.1.2
Terms: Purchase of pre-funded warrants using the previously agreed form of Pre-Funded Common Stock Purchase Warrant at market price, calculated as the lower of the previous day’s closing price or the 5-day average price.
1.2.
Lock-Up Agreement.

A Lock-Up Agreement will be entered into, under which 13,000,000 shares issuable in connection with the conversion of certain outstanding promissory notes of the Company will be available at the Transfer Agent for Liqueous to exchange into shares relying on the securities registration exemption provided by Section 3(a)(9). A reservation of 23,120,031 shares will be made in Liqueous’ name at the Transfer Agent; however, the Lock-Up Agreement between the parties will permit Liqueous access to only 13,000,000 of such shares. The remaining 10,120,031 shares will be locked up and may be accessed as agreed by the parties in the future., (the “Lock-Up Shares”)

1.3.
Amendment of Outstanding Pre-Funded Warrants. Amend the currently outstanding Liqueous Prefunded Warrants having a cash value of $2,139,866, to reprice such warrants at the market price, calculated at the lower of the previous day’s closing price or the 5-day average price and register common stock underlying such warrants with the SEC for resale, with the initial filing of the Form

S-1 to be filed no later than 10 business days after the execution of this Agreement along with the common stock relating to $3,000,000 PIPE funding in 1.1.

1.4.
Acquisition of Esousa Notes. Liqueous will negotiate and acquire $1,330,534 of Esousa Group Holdings LLC’s debt on a best efforts basis. The Company will complete a pre-effective amendment to the S-1 registration statement currently filed with the SEC within 5 business days to change the name of the selling shareholder to Liqueous LP.

Phase 2

1.5.
$5,000,000 (Principal) Senior Note ($420,959Interest)

1.5.1 Closing Date: Within 7 days of the successful negotiation and execution of a Debt Purchase Agreement with the Company’s sole remaining non-affiliate senior noteholder.

1.5.2 Terms: Purchase of the Senior Note with a 2:1 debt-to-equity exchange. Liqueous will cover the cost if required to purchase above $5M, but only $5M face value will be settled in exchange for the Company’s shares.

1.6.
$10,000,000 Pre-Funded Warrant Purchase

1.6.1 Closing Schedule: Tranches of $1,250,000 per week starting within 10 days of execution of this document or the filing date of the Form S-1 referred to in Section 1.3.

1.6.2 Terms: At the market purchase price based on the prior day's closing price.

1.6.3 Funding Dates: Every week continuing for 7 weeks after the first tranche.

1.6.4 Conditions: Issuances pursuant to this Section 1.6 are conditioned on: (1) Investor’s acquisition of the Senior Note; or (2) following Investor’s use of reasonable best efforts to purchase the Senior Note in accordance with Section 1.3(b) of the Lock-Up Agreement, the Lock-Up Shares being proportionately unlocked with each tranche; provided that, at Investor’s election (with written advanced notice to the Company), any tranche may be increased or accelerated, with additional proportional amounts of Lock-Up Shares being released simultaneously.

1.6.5 Registration: The Company must promptly register common stock underlying Pre-Funded Warrants with the SEC for resale.

Phase 3

1.7.
$2,100,000 (Principal) +$136,932 (interest) Related Party Note (Ron’s Note)

1.7.1 Closing Date: Within four weeks of acquiring the Senior Note and executing the conversion and settlement of such note.

1.7.2 Terms: Recapitalization of the related party note with a 2:1 debt-to-equity conversion, subject to a 4.99% blocker.

1.7.3 Registration: The Company must promptly register common stock received on conversion and settlement of the related party note with the SEC for resale.

1.8.
$50,000,000 Equity Line of Credit (ELOC)

1.8.1 S-1 Filing Date: Within 30 days of execution of this document , with the effective date no later than 60 days after filing.

1.8.2 Advance Period: Allows for up to $2,500,000 in advance funding upon filing.

1.8.3 Advanced Funding Date: Upon filing of S-1.

2.
Strategic Roadmap
2.1.
Capitalization Framework

The Company will receive a total of $15,500,000 in funding within the first two months of this Agreement through pre-funded warrants and other mechanisms, with structured disbursements as outlined in Section 1.

2.2.
Equity Line of Credit

2.2.1 Commitment Amount: $50,000,000.

2.2.2 Advance Period: Available for $2,500,000 upon the filing of the S-1 registration statement.

2.2.3 Repayment: convertible note structure with an 8% annual interest rate. Default repayment will allow the Investor to convert outstanding amounts into common stock at a 10% discount to the lower of the previous day’s closing price or the 5-day average.

2.3.
Transaction Documents

This Agreement reflects the agreed framework for the phases of financing contemplated by the parties. However, each phase within this framework is subject to the negotiation in good faith by the parties of the terms required in order to implement each phase. The terms of such documents will govern the parties.

2.4.
Compliance

Each phase is subject to compliance with SEC and NYSE rules and regulations, including without limitation, the filing and approval of a supplemental listing of additional shares with NYSE and the approval by stockholders of the Company of issuances that exceed 19.9% of the Company’s outstanding stock as of the date of the relevant transaction.

3.
Representations and Warranties of the Parties
3.1.
Organization and Good Standing

Each party represents and warrants to the other that it is duly organized, validly existing, and in good standing under the laws of Delaware.

3.2.
Authority

Each party represents and warrants to the other that it has the full legal right and authority to execute, deliver, and perform its obligations under this Agreement and related documents.

3.3.
Accredited Investor Status

The Investor represents and warrants to the Company that it is an accredited investor as defined by Rule 501 of Regulation D under the Securities Act of 1933.

3.4.
Investment Intent

The Investor represents and warrants to the Company that it is purchasing the securities solely for investment purposes and not with a view to distribution.

3.5.
Sufficient Funds

The Investor represents and warrants to the Company that it has sufficient funds to meet its obligations under this Agreement.

4.
Miscellaneous
4.1.
Governing Law.

This Agreement is governed by the laws of Delaware without regard to conflict of law principles. The internal laws of the specified jurisdiction control its interpretation and construction.

4.2.
Arbitration

Any dispute arising out of or in connection with this Agreement shall be settled by binding arbitration in Dover, Delaware, in accordance with the rules of the American Arbitration Association.

4.3.
Further Assurances.

Each party will perform further acts and execute and deliver additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

4.4.
Entire Agreement.

This Agreement (together with the Pre-Funded Common Stock Purchase Warrants, Lock- UP Agreement, Conversion and Settlement Agreements, ELOC agreements, and ancillary documents contemplated by each such agreement (collectively, the “Transaction Documents”)), constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. In the event that any Transaction Document conflicts with this Agreement, the terms of the Transaction Document will govern.

4.5.
Amendments and Waivers.

No amendment to this Agreement will be effective unless it is in writing and signed by both parties.

4.6.
Jurisdiction.

Any disputes arising under this Agreement will be adjudicated in Delaware state courts

5.
Termination
5.1.
Regulatory Delays: If the necessary regulatory or exchange approvals, including but not limited to the effectiveness of the S-1 registration statement, are not obtained within 60 days after filing, either party may, at its sole discretion, terminate this Agreement by written notice, without penalty or further obligation, except for the obligations that expressly survive termination.
5.2.
Material Adverse Changes: In the event of a material adverse change in the Company’s financial condition, operations, or market conditions that significantly impacts the feasibility of the financing or the intended transactions, either party shall have the right to terminate this Agreement upon providing 15 days' written notice to the other party, without incurring any further obligations, except as specifically provided herein.
5.3.
Mutual Consent: This Agreement may also be terminated at any time by the mutual written consent of both parties, in which case the parties shall be released from all further obligations under this Agreement, except those expressly intended to survive termination.
5.4.
Performance of Obligations Undertaken: In the event of termination by either party hereunder, both parties remain obligated to perform any transactions or undertakings to which they have already agreed pursuant to a fully executed Transaction Document, except as expressly provided in such Transaction Document.
5.5.
Survival of Certain Provisions: Notwithstanding termination, Section 4 shall survive and continue in full force and effect according to its terms.

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date set forth below.

COMPANY:

NUBURU, INC.

Name: /s/ Brian Knaley

Title: Chief Executive Officer

Date: 10/01/2024

PURCHASER:

LIQUEOUS LP

Name: /s/ Jacob Fernane

Title: Managing Partner

Date: 10/01/2024